As filed with the Securities and Exchange Commission on May 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HECLA MINING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	77-0664171
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of principal executive offices)

HECLA MINING COMPANY KEY EMPLOYEE DEFERRED COMPENSATION PLAN

(Full title of the plan)

David C. Sienko, Esq.

General Counsel

Hecla Mining Company

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815

(208) 769-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.25 per share	1,500,000	$7.11	$10,665,000	$1,163.56

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the amount of shares of the registrant’s common stock registered hereby includes an indeterminate number of shares of the registrant’s common stock that may be issued in connection with stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock reported on the New York Stock Exchange on May 13, 2021.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 registers an additional 1,500,000 shares of the common stock, par value $0.25 per share (“Common Stock”), of Hecla Mining Company (the “Company”) that may be issued to satisfy the unsecured deferred compensation obligations (the “Obligations”) of the Company under the Hecla Mining Company Key Employee Deferred Compensation Plan, Amended, Restated and Effective May 19, 2021 (the “Plan”), a copy of which is an exhibit to this Registration Statement and is incorporated by reference herein. The Plan was recently amended and restated primarily to add the additional 1,500,000 shares of Common Stock issuable thereunder. The Company previously filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-96995) on July 24, 2002 registering 6,000,000 shares of Common Stock issuable to satisfy Obligations under the Plan (of which 195,382 remain unissued) together with another $10,000,000 of Obligations (the “Prior Registration Statement”). This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates and is filed in accordance with General Instruction E to Form S-8. Accordingly, pursuant to General Instruction E, the Company hereby incorporates by reference herein the contents of the Prior Registration Statement and hereby deems such content to be a part hereof, except as otherwise updated or modified by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “SEC”), are incorporated by reference and made a part hereof:

•	Annual Report on Form 10-K for the year ended December 31, 2020, which we filed with the SEC on February 18, 2021;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which we filed with the SEC on May 6, 2021;

•

Current Reports on Form 8-K filed with the SEC on May 18, 2021, May  14, 2021, May  6, 2021 (relating to dividends), March  1, 2021, February  18, 2021 (relating to entry into an Equity Distribution Agreement), February 18, 2021 (relating to issuance of a news release and declaration of dividends) (Item 8.01 only) and January 22, 2021;

•	The description of our capital stock contained in our Form 8-B filed with the SEC on May 6, 1983; and

•

All documents subsequently filed (but not furnished) by us in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

Any statement contained herein or in any document to be incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

3.1	Restated Certificate of Incorporation of the Registrant. Filed as exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (File No. 1-8491) and incorporated herein by reference.

3.2	Bylaws of the Registrant as amended to date. Filed as exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on December 13, 2019 (File No. 1-8491) and incorporated herein by reference

4.1	Designations, Preferences and Rights of Series B Cumulative Convertible Preferred Stock of the Registrant. Included as Annex II to Restated Certificate of Incorporation of Registrant. Filed as exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 (File No. 1-8491) and incorporated herein by reference.

4.2	Indenture dated as of February 19, 2020, by and among Hecla Mining Company and The Bank of New York Mellon Trust Company, N.A., as trustee. Filed as exhibit 4.1 to Registrant’s Current Report on Form 8-K filed on February 19, 2020 (File No. 1-8491) and incorporated herein by reference.

4.3	First Supplemental Indenture, dated as of February 19, 2020, by and among Hecla Mining Company, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. Filed as exhibit 4.2 to Registrant’s Form 8-K filed on February 19, 2020 (File No. 1-8491) and incorporated herein by reference.

4.4	Note Purchase Agreement, dated July 9, 2020, among Hecla Mining Company, as Issuer, certain subsidiaries of Hecla Mining Company, as Guarantors thereto, and Investissement Quebec. Filed as exhibit 10.1 to Registrant’s Current Report on Form 8-K filed on July 10, 2020 (File No. 1-8491), and incorporated herein by reference.

4.5	Hecla Mining Company Key Employee Deferred Compensation Plan, Amended, Restated and Effective May 19, 2021. Filed as Appendix A to Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 5, 2021 (File No. 1-8491) and incorporated herein by reference.

5.1	Opinion of David C. Sienko as to the legality of the securities being registered.*

23.1	Consent of BDO USA, LLP.*

23.2	Consent of David C. Sienko (included in Exhibit 5.1).*

24.1	Powers of Attorney (set forth on the signature page of this registration statement).*

*	Filed herewith.

SIGNATURES OF ISSUER

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho on May 20, 2021.

HECLA MINING COMPANY

By	/s/ Phillips S. Baker, Jr.
Name:	Phillips S. Baker, Jr.
Title:	Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Sienko and Michael L. Clary, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 20th day of May, 2021.

Signature	Title

/s/ Phillips S. Baker, Jr. Phillips S. Baker, Jr.	Chief Executive Officer, President and Director (principal executive officer)

/s/ Russell Lawlar Russell Lawlar	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)

/s/ Ted Crumley Ted Crumley	Director

/s/ George R. Nethercutt, Jr. George R. Nethercutt, Jr.	Director

/s/Terry V. Rogers Terry V. Rogers	Director

/s/ Charles B. Stanley Charles B. Stanley	Director

/s/ Stephen F. Ralbovsky Stephen F. Ralbovsky	Director

/s/ George R. Johnson George R. Johnson	Director

/s/ Catherine J. Boggs Catherine J. Boggs	Director

/s/ Alice Wong Alice Wong	Director

Signature	Title

/s/Terry V. Rogers Terry V. Rogers	Director

/s/ Charles B. Stanley Charles B. Stanley	Director

/s/ Stephen F. Ralbovsky Stephen F. Ralbovsky	Director